UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☒	Soliciting Material Pursuant to §240.14a-12

Tenneco Inc.

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TEN-APO WC/Union Notification – Spain

To: All Works Council/Union Representatives

Date: February 23, 2022

Subject: Proposed Acquisition of Tenneco Inc

Further to our meeting with the [Works Councils/Unions] today, I would like to confirm the points that we discussed.

Investment funds managed by Apollo, one of the world’s leading alternative asset managers, have agreed to buy Tenneco from our public shareholders. Details on the announcement and approvals are included in the enclosed press release.. We expect the transaction to close in the second half of 2022, at which time Tenneco will become a privately owned company.

In determining to move forward with this transaction, the Board and management team carefully evaluated how best to seize the opportunities ahead of the Company and simultaneously serve our customers’ needs in key global markets. After much consideration, it became clear that Apollo was the right partner to help Tenneco achieve these goals.

Apollo’s private equity business has a long track record of helping its portfolio companies create long-term value and growth through capital and strategic support. For more than 30 years, they have invested in manufacturing and industrials businesses, including in automotive and companies like ABC Technologies, one of the world’s leading automotive systems and components manufacturers. Their private equity portfolio also includes household brands like Yahoo, ADT and Sun Country Airlines among its current investments. The team at Apollo has long appreciated Tenneco’s role in providing solutions for global mobility markets and recognizes the value of Tenneco’s talented team members. The Board believes private ownership will position Tenneco to better serve the Company’s leading OEM and aftermarket blue-chip customers globally.

Becoming a private company will significantly enhance the Company’s ability to execute our global strategy in the evolving mobility landscape as well as increase our flexibility to position our Motorparts, Performance Solutions, Clean Air and Powertrain businesses for profitable growth. We expect the Company will be prudently capitalized and positioned for growth. The Board firmly believes that this partnership with Apollo is a win-win-win that will benefit Tenneco team members, our customers and our shareholders. We will continue to operate under the Tenneco name and brand, and maintain a global presence.

All team members continue to be employed by their current entities on the same terms and conditions of employment – the proposed transaction does not impact or change the Tenneco group of employing entities in any way. Further, for the avoidance of doubt, there also will be no change to any team member representatives or collective bargaining agreements as a result of the proposed transaction. All such arrangements will continue unchanged in accordance with their terms.

Tenneco has a bright future, and today’s announcement is just the first step in becoming a private company. Until the transaction is complete, we remain an independent company, with the same Company priorities of operational performance, reducing inventory, and best serving our clients and customers.

You will have seen that a central communication has been sent to all team members, with a Q and A document and discussions and notification documents have also been issued to European Works Council.

If you have any questions on the proposed transaction or Apollo, please do let me know and I will do my best to provide a response to the Works Council at our next scheduled meeting.

TEN-APO CE/Notificación sindical—España

Para: Todos los comités de empresa/representantes sindicales

Fecha: 23 Febrero, 2022

Asunto: Propuesta de adquisición de Tenneco Inc.

A raíz de nuestra reunión de hoy con los [comités de empresa/sindicatos], me gustaría confirmar los puntos que hemos tratado.

Los fondos de inversión gestionados por Apollo, uno de los principales gestores de activos alternativos del mundo, han acordado comprar Tenneco a nuestros accionistas públicos. Los detalles sobre el anuncio y las aprobaciones se incluyen en el comunicado de prensa adjunto. Esperamos que la transacción se cierre en la segunda mitad de 2022, momento en el que Tenneco se convertirá en una empresa privada.

Al decidir llevar a cabo esta transacción, el Consejo de Administración y el equipo directivo evaluaron cuidadosamente la mejor manera de aprovechar las oportunidades que la empresa tiene por delante y, al mismo tiempo, atender las necesidades de nuestros clientes en los mercados mundiales clave. Después de mucho considerar, quedó claro que Apollo era el socio adecuado para ayudar a Tenneco a lograr estos objetivos.

El negocio de capital privado de Apollo tiene un largo historial de ayudar a sus empresas de cartera a crear valor y crecimiento a largo plazo a través de capital y apoyo estratégico. Durante más de 30 años, han invertido en negocios de fabricación e industriales, incluyendo la automoción y empresas como ABC Technologies, uno de los principales fabricantes de sistemas y componentes de automoción del mundo. Su cartera de capital privado también incluye marcas familiares como Yahoo, ADT y Sun Country Airlines entre sus inversiones actuales. El equipo de Apollo aprecia desde hace tiempo el papel de Tenneco en la provisión de soluciones para los mercados de movilidad global y reconoce el valor y el talento de los miembros del equipo de Tenneco. El Consejo de Administración cree que la propiedad privada posicionará a Tenneco para servir mejor a los principales clientes OEM y de posventa blue-chip de la empresa a nivel mundial.

Convertirse en una empresa privada mejorará significativamente la capacidad de la Compañía para ejecutar nuestra estrategia global en el cambiante panorama de la movilidad, así como aumentar nuestra flexibilidad para posicionar nuestros negocios de Motorparts, Performance Solutions, Clean Air y Powertrain para un crecimiento rentable. Esperamos que la Compañía esté prudentemente capitalizada y posicionada para el crecimiento. El Consejo de Administración cree firmemente que esta asociación con Apollo es una solución en la que todos ganan y que beneficiará a los miembros del equipo de Tenneco, a nuestros clientes y a nuestros accionistas. Seguiremos operando con el nombre y la marca Tenneco, y mantendremos una presencia global.

Todos los miembros del equipo siguen siendo contratados por sus entidades actuales en los mismos términos y condiciones de empleo; la transacción propuesta no afecta ni cambia el grupo de entidades empleadoras de Tenneco de ninguna manera. Además, para evitar dudas, tampoco habrá cambios en los representantes de los miembros del equipo ni en los convenios colectivos como resultado de la transacción propuesta. Todos estos acuerdos continuarán sin cambios de acuerdo con sus términos.

Tenneco tiene un futuro brillante, y el anuncio de hoy es sólo el primer paso para convertirse en una empresa privada. Hasta que se complete la transacción, seguiremos siendo una empresa independiente, con las mismas prioridades de la empresa en cuanto a rendimiento operativo, reducción de inventario y mejor servicio a nuestros clientes y consumidores.

Habrán visto que se ha enviado una comunicación central a todos los miembros del equipo, con un documento de preguntas y respuestas, y también se han emitido documentos de discusión y notificación al Comité de Empresa Europeo.

Si tienen alguna pregunta sobre la transacción propuesta o sobre Apollo, háganmelo saber y haré todo lo posible por dar una respuesta al comité de empresa en nuestra próxima reunión programada.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed transaction involving TEN and Apollo private equity funds. A meeting of the stockholders of TEN will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. TEN expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of TEN and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF TEN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TEN, THE APOLLO PRIVATE EQUITY FUNDS ACQUIRING TEN AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by TEN with the SEC at the SEC’s website at www.sec.gov, at TEN’s website at www.tenneco.com or by sending a written request to Tenneco Inc., Attn: Corporate Secretary, 500 North Field Drive, Lake Forest, Illinois 60045.

Participants in the Solicitation

TEN and its directors, executive officers and certain other members of management and team members may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of TEN’s stockholders in connection with the Merger will be set forth in TEN’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. Information relating to the foregoing can also be found in TEN’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on April 1, 2021. To the extent that holdings of TEN’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when TEN or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of TEN and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside TEN’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring TEN to pay a termination fee; (3) the risk that the Merger disrupts TEN’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of TEN to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on TEN’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that TEN’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against TEN and others; (9) other factors that could affect TEN’s business such as, without limitation, cyclical and seasonal nature of the industries that TEN serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of supplies, raw materials and energy; the effectiveness of TEN’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting TEN’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting TEN’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, TEN’s stockholders will cease to have any equity interest in TEN and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in TEN’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as TEN’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on TEN’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, TEN undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.